Exhibit 10.1

SHAREHOLDERS AGREEMENT

AMONG

MARTIN MARIETTA MATERIALS, INC.,

LNA HOLDING SRL

AND

FINANCIÈRE DE GESTIONS INTERNATIONALES

DATED AS OF

August 21, 2026

i

This SHAREHOLDERS AGREEMENT is made as of August 21, 2026 (this “Agreement”) among Martin Marietta Materials, Inc., a North Carolina corporation (the “Company”), and LNA Holding SRL, a société à responsabilité limitée organized under the laws of Belgium (“Shareholder”), and, solely for the purposes of Section 5 of this Agreement, Financière de Gestions Internationales, a société en commandite par actions organized under the laws of Luxembourg (“Parent”, together with the Shareholder and the Company, the “Parties”).

WHEREAS, the Company and the Shareholder are parties to a Securities Sale Agreement dated as of June 27, 2026 (the “Securities Sale Agreement”), pursuant to which the Company agreed to acquire from the Shareholder all of the outstanding equity interests of Lhoist North America, Inc., a Delaware corporation, in exchange for a combination of cash and shares of the Company’s Common Stock, on the terms and subject to the conditions set forth therein;

WHEREAS, the transactions contemplated by the Securities Sale Agreement have been consummated as of the date hereof and, pursuant to the Securities Sale Agreement, the Company has issued to the Shareholder 10,953,543 shares of Common Stock (such shares, the “Lock-Up Shares”);

WHEREAS, concurrently with the execution of this Agreement, the Company and the Shareholder are also entering into a Registration Rights Agreement (the “Registration Rights Agreement”); and

WHEREAS, the Company and the Shareholder are entering into this Agreement for the purposes of setting forth their agreement and understanding relating to the ownership by the Shareholder of the Lock-Up Shares and certain other matters.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

Section 1.    Definitions.

As used in this Agreement:

“Action” means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority, court, tribunal or arbitration body.

“Affiliate” means, in relation to a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, in each case from time to time. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect at least a majority of the members of the board of directors or other governing body of a Person, and the terms “controlled” and “controlling” have correlative meanings.

“Agreement” has the meaning ascribed to such term in the preamble.

“beneficial owner”, “beneficially own” or “beneficial ownership” has the meaning assigned to such term in Rule 13d-3 under the Securities Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule; provided, however, that, notwithstanding anything in Rule 13d-3(d)(1)(i) to the contrary, the determination of the “beneficial owner” or “beneficial ownership” shall be made after giving effect to the conversion of all options, warrants, rights and convertible or other similar securities outstanding as of any date in question.

“Board” means the Board of Directors of the Company.

“Business Day” means a day on which banks are generally open for normal business in New York, New York and Brussels (Belgium), which day is not a Saturday or a Sunday.

“Bylaws” has the meaning ascribed to such term in Section 4.1(a).

“Charter” has the meaning ascribed to such term in Section 4.1(a).

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date of this Agreement in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Company” has the meaning ascribed to such term in the preamble.

“Complete Fall-Away Event” means the first day on which any of the Shareholder Parties fail to vote, other than in respect of any Designated Shareholder Voting Matter, all of the shares of Common Stock beneficially owned, directly or indirectly, by the Shareholder Parties and entitled to vote at a meeting of the shareholders of the Company, at such meeting of shareholders (i) in favor of each director nominated and recommended by the Board for election at such meeting, (ii) against any shareholder nominations for director which are not approved and recommended by the Board for election and (iii) with respect to any other action, proposal or other matter to be voted upon by the shareholders of the Company (including through action by written consent), in accordance with the recommendation of the Board. For the avoidance of doubt, with respect to any Designated Shareholder Voting Matter, the Shareholder and any other Shareholder Party shall be entitled to vote any shares of Common Stock owned by it or over which it has voting control in any manner chosen by the Shareholder or such other Shareholder Party, as applicable.

“Contract” means any contract, lease, sublease, license, sublicense, indenture, agreement, commitment or other legally binding arrangement, whether oral or written, and including all amendments and supplements thereto.

“Designated Shareholder Voting Matter” means each of the following: (i) any Merger Transaction or Sale Transaction and (ii) any amendment or series of related amendments to the Restated Articles of Incorporation of the Company or the Restated Bylaws of the Company that would have a materially adverse and disproportionate effect on the rights of the Shareholder Parties relative to the other shareholders of the Company.

“Family Member” means any descendant in direct line (including adoptive children) of the late Elisabeth Berghmans-Lhoist, born in Liège (Belgium) on the twenty fifth day of July nineteen hundred and twenty-one.

“Family-Controlled Entity” means any entity (i) the majority of the members of the board of directors (or equivalent governing body) of which are designated, nominated or elected, directly or indirectly, by one or more Family Members, (ii) the majority of the general partner, managing member or equivalent interests of which are beneficially owned, directly or indirectly, by one or more Family Members or (iii) which one or more Family Members, alone or together with other Family Members, otherwise has the power, directly or indirectly, to control.

“First Fall-Away Event” means the first day on which the Shareholder Parties no longer collectively own at least 7,102,033 shares of Common Stock (adjusted for any stock split or similar event).

“First Shareholder Designee” has the meaning ascribed to such term in Section 4.1(a).

“Governmental Authority” means any competent governmental, administrative, supervisory, regulatory, judicial, disciplinary, enforcement or tax raising body, authority, agency, commission, board, organization, court or tribunal of any jurisdiction, whether international, supranational, national, federal, state or regional or local and any subdivision, department or branch of any of the foregoing.

“Group” has the meaning ascribed thereto in Section 13(d)(3) of the Securities Exchange Act.

“Laws” means all applicable legislation, statutes, transposed directives, regulations, decrees, ordinances, instruments, codes and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the

European Union or other supranational authorities, rules of common law and equity and all civil or other codes and all judgments, decisions, orders, directives, recommendations, circulars, standards of any Governmental Authority, including any judicial or administrative interpretation thereof.

“Lock-Up Period” has the meaning ascribed to such term in Section 2.1(a).

“Lock-Up Shares” has the meaning ascribed to such term in the recitals.

“Merger Transaction” means any transaction or series of related transactions involving: (i) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction) or purchase from the Company or any of its Subsidiaries that would result in any Person or Group beneficially owning more than fifty percent (50%) of the total outstanding securities of the Company (measured by voting power or economic interest), or (ii) any tender offer, exchange offer or other secondary acquisition that would result in any Person or Group beneficially owning more than fifty percent (50%) of the total outstanding securities of the Company (measured by voting power or economic interest).

“NYSE” means the New York Stock Exchange.

“Parent” has the meaning ascribed to such term in the preamble.

“Parties” has the meaning ascribed to such term in the preamble.

“Permitted Transfer” has the meaning ascribed to such term in Section 2.1(b).

“Permitted Transferee” means (i) any Affiliate of the Shareholder, (ii) any member of the Vendor Group or (iii) any Family Member or Family-Controlled Entity. Each Permitted Transferee shall, subject to delivery of the joinder contemplated by Section 2.1(b)(i), become a party to this Agreement upon transfer and shall be entitled to all rights and subject to all obligations of the Shareholder (including the right to further assign to its own Permitted Transferees).

“Person” means an individual, company, corporation, partnership, limited liability company, trust, body corporate (wherever located) or other entity, organization or unincorporated association, including any Governmental Authority.

“Prohibited Transferee” has the meaning ascribed to such term in Schedule A.

“Registration Rights Agreement” has the meaning ascribed to such term in the recitals.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities

Act (other than a Registration Statement on Form S-4 or Form S-8, or any successor forms thereto, promulgated under the Securities Act), including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and material incorporated by reference in such registration statement.

“Representatives” means, in relation to a Party, its Affiliates and its and their respective directors, officers, employees, agents, auditors, consultants and advisors.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Sale Transaction” means any transaction or series of related transactions involving the direct or indirect sale, lease, assignment, disposition or other transfer (by operation of law or otherwise) of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

“SEC” means the Securities and Exchange Commission.

“Second Fall-Away Event” means the first day on which the Shareholder Parties no longer collectively own at least 5,326,525 shares of Common Stock (adjusted for any stock split or similar event).

“Second Shareholder Designee” has the meaning ascribed to such term in Section 4.1(b).

“securities” shall mean, with respect to any Person, all equity interests of such Person, all securities convertible into, exercisable or exchangeable for equity interests of such Person, and all options, warrants, and other rights to purchase or otherwise acquire from such Person equity interests, including any equity appreciation or similar rights, contractual or otherwise.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder.

“Securities Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Securities Sale Agreement” has the meaning ascribed to such term in the recitals.

“Shareholder” has the meaning ascribed to such term in the preamble.

“Shareholder Designee” and “Shareholder Designees” have the meaning ascribed to such terms in Section 4.1(b).

“Shareholder Observer” has the meaning ascribed to such term in Section 4.1(b).

“Shareholder Parties” means the Shareholder and each Permitted Transferee of the Shareholder to whom shares of Common Stock are transferred pursuant to Section 2.1(b)(i).

“Subsidiary” means, with respect to a specified Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the specified Person or one or more of its Subsidiaries.

“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or transfer (by the operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of Law or otherwise), of any shares of equity securities beneficially owned by such Person or of any interest in any shares of equity securities beneficially owned by such Person. The terms “Transfers”, “Transferred” and “Transferring” shall have correlative meanings.

“Transferor” means a Person that Transfers or proposes to Transfer; and “Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Vendor Group” has the meaning ascribed to such term in the Securities Sale Agreement.

Section 2. Transfers.

2.1.       Transfer Restrictions.

(a)       Other than Permitted Transfers, neither the Shareholder nor any other Shareholder Party shall Transfer any of the Lock-Up Shares between the date hereof and the date that is the twenty-four (24) month anniversary of this Agreement (the “Lock-Up Period”); provided that the Shareholder Parties may Transfer up to an aggregate amount equal to 50% of the Lock-Up Shares after the date that is the twelve (12) month anniversary of this Agreement.

(b)       “Permitted Transfer” means, in each case so long as such Transfer is in accordance with applicable Law:

(i)       a Transfer of shares of Common Stock to a Permitted Transferee, so long as such Permitted Transferee, to the extent it has not already done so, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be a “Shareholder Party” for all purposes of this Agreement;

(ii)       Transfers in connection with (A) any Merger Transaction, Sale Transaction or third party tender or exchange offer involving the Common Stock that has been approved by the Board (and, for the avoidance of doubt, if the applicable Shareholder Party does Transfer Lock-Up Shares to a third party in connection with such tender or exchange offer, the restrictions set forth in this Section 2.1 shall not apply to such third party with respect to such shares) or (B) any tender or exchange offer by the Company;

(iii)       Transfers that have been approved in writing by the Board (and, for the avoidance of doubt, if the applicable Shareholder Party does Transfer Lock-Up Shares to a third party with the Board’s written approval, the restrictions set forth in this Section 2.1 shall not apply to such third party with respect to such shares);

(iv)       Transfers in connection with bona fide pledges to (or deposits with) nationally recognized financial institutions as collateral for margin loans or other credit facilities; provided that (A) the Transferor continues to exercise voting control over such pledged shares of Common Stock at all times prior to any pledgee taking ownership of the relevant Lock-Up Shares and (B) as a condition to any pledgee’s ability to take ownership of the relevant Lock-Up Shares, such pledgee shall execute a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be a “Shareholder Party” for all purposes of this Agreement;

(v)       inheritance or estate planning or charitable Transfers; provided that as a condition to such Transfer, the Transferee (A) executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Transferee agrees to be a “Shareholder Party” for all purposes of this Agreement or (B) in the case of a charitable Transfer, irrevocably waives all rights of such Transferee as a “Shareholder Party” for all purposes of this Agreement; and

(vi)       Transfers pursuant to any order of a court or regulatory body of competent jurisdiction.

(c)       Notwithstanding Section 2.1(a) and Section 2.1(b), no Shareholder Party will at any time during or following the Lock-Up Period, without the prior written consent of the Company, directly or knowingly indirectly Transfer any Lock-Up Shares to (i) a Prohibited Transferee or (ii) to a Person or Group that, after giving effect to a proposed Transfer, would beneficially own greater than ten percent (10%) of the then outstanding shares of Common Stock on an as-converted basis.

Notwithstanding the foregoing, but subject to Section 2.1(a), nothing in this Section 2.1(c) shall restrict any Transfer (other than to any Prohibited Transferee described in clause (a) of Schedule A) into the public market pursuant to (A) a bona fide, broadly distributed underwritten public offering or (B) any block trade, bought deal, overnight marketed offering, or accelerated bookbuilt offering, in each case made in accordance with the Registration Rights Agreement.

Section 3.    Securities Restrictions; Legends.

3.1.       Securities Restrictions; Legends.

(a)       The Shareholder acknowledges that the Lock-Up Shares have not been registered under the Securities Act and as such the Lock-Up Shares may not be transferred except pursuant to an effective Registration Statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. The Shareholder agrees that it will not, and will cause its Affiliates not to, make any Transfer at any time if such action would or would be likely to (i) constitute a violation of any securities Laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of the Lock-Up Shares under any such Laws or (ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940.

(b)       Each certificate representing the Lock-Up Shares, or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing Lock-Up Shares, shall (unless otherwise permitted by the provisions of Section 3.1(d) below) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER ANY OTHER SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION OF THE SHARES UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS OR (II) AN OPINION OF COUNSEL, IN SUCH FORM AND BY SUCH COUNSEL REASONABLY SATISFACTORY TO MARTIN MARIETTA MATERIALS, INC. AND ITS COUNSEL, THAT SUCH SALE, TRANSFER, OFFER, HYPOTHECATION, ASSIGNMENT OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.”

(c)       Each certificate or other instrument evidencing the securities issued upon the transfer of any Lock-Up Shares shall bear the legend set forth above in Section 3.1(b) unless (i) in such opinion of counsel to the Company, registration of any future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends.

(d)       When (i) any Lock-Up Shares are sold or otherwise Transferred pursuant to an effective Registration Statement under the Securities Act or (ii) a Shareholder Party has transferred or intends to transfer such shares pursuant to Rule 144, such Shareholder Party shall be entitled to receive from the Company, without expense to such Shareholder Party and within five (5) Business Days of such Shareholder Party’s written request, a new certificate or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing shares of Common Stock not bearing the restrictive legend set forth above in Section 3.1(b). The Company shall cooperate with and direct its transfer agent to facilitate the timely removal of such legends.

(e)       Each certificate representing Lock-Up Shares, or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing Lock-Up Shares, shall during the Lock-Up Period be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES OF COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP PURSUANT TO A SHAREHOLDERS AGREEMENT DATED AS OF August 21, 2026 (THE “SHAREHOLDERS AGREEMENT”), BY AND AMONG MARTIN MARIETTA MATERIALS, INC. (THE “COMPANY”), LNA HOLDING SRL AND, SOLELY FOR THE PURPOSES OF SECTION 5 OF THE SHAREHOLDERS AGREEMENT, FINANCIÈRE DE GESTIONS INTERNATIONALES, THAT RESTRICTS ANY SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF THESE SECURITIES OR ANY INTEREST THEREIN, OTHER THAN WITH THE PRIOR WRITTEN CONSENT OF MARTIN MARIETTA MATERIALS, INC. OR OTHERWISE IN ACCORDANCE WITH THE TERMS OF THE SHAREHOLDERS AGREEMENT. A COPY OF THE SHAREHOLDERS AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE SECRETARY OF THE COMPANY.”

(f)       At the expiration of the Lock-Up Period, the Shareholder shall be entitled to receive, on behalf of all then-applicable Shareholder Parties, from the Company, without expense and within five (5) Business Days following the expiration of the Lock-Up Period, a new certificate or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing shares of Common Stock not bearing the restrictive legend set forth above in Section 3.1(e).

Section 4.    Election of Directors; Observer.

4.1.       Designation Rights.

(a)       Immediately following the execution of this Agreement, the Board shall take such actions as are necessary to increase the size of the Board by one (1) director and appoint the designee of the Shareholder set forth on Schedule B hereto (such designee, or any successor specified in accordance with Section 4.3, the “First Shareholder Designee”) as a member of the Board, in each case, in accordance with the Restated Articles of Incorporation of the Company (the “Charter”), the Restated Bylaws of the Company (the “Bylaws”) and the North Carolina Business Corporation Act, to serve as a director and with a term expiring at the 2027 annual meeting of the Company’s shareholders and until his or her successor is duly elected and qualified.

(b)       Immediately following the execution of this Agreement, the Board shall take such actions as are necessary to appoint the designee of the Shareholder set forth on Schedule B hereto (such designee, or any successor specified in accordance with Section 4.3, the “Shareholder Observer”) as an observer of the Board and, upon the first vacancy on the Board following the date of this Agreement for any reason (other than a vacancy resulting from the First Shareholder Designee ceasing to serve on the Board), the remaining directors and the Company shall consider in good faith causing the vacancy created thereby to be filled by the Shareholder Observer (if so appointed to the Board, such designee, or any successor specified in accordance with Section 4.3, the “Second Shareholder Designee” and together with the First Shareholder Designee, the “Shareholder Designees” and each, a “Shareholder Designee”). Following any such appointment to the Board, the right to appoint a Shareholder Observer shall terminate.

(c)       During the period commencing on the date hereof until any appointment of the Shareholder Observer as the Second Shareholder Designee, the Shareholder Observer will receive, on a confidential basis, copies of all documents distributed to the Board, including all materials prepared for consideration at any Board meeting and all minutes related to each Board meeting occurring on or after the date hereof contemporaneous with their distribution to the Board. The Shareholder Observer will have the right to attend and participate, but not vote, at all Board meetings during this period. The Company will be entitled to withhold any information and exclude the Shareholder Observer from any Board meeting, or any portion thereof, as is reasonably determined by the Company to be necessary to protect the Company’s attorney-client privilege or pertains to the matters described in Section 4.6(c).

(d)       Until the occurrence of the First Fall-Away Event, at any annual meeting of the Company’s shareholders at which the term of any Shareholder Designee shall expire (including the first such meeting following the date hereof), the Shareholder shall have the right to (i) nominate to the Board (A) at any time the Shareholder Observer has not been appointed as a member of the Board pursuant to Section 4.1(b), one (1) Shareholder Designee as a member of the Board and (B) following any appointment of the Shareholder Observer as a member of the Board pursuant to Section 4.1(b), two (2) Shareholder Designees as members of the Board, and in the case of each of clauses (A) and (B), the Company agrees, to the fullest extent permitted by applicable Law, to include such Shareholder Designees in the slate of nominees recommended by the Board for election at such annual meeting of the Company’s shareholders and to nominate and recommend such Shareholder Designees to be elected as directors, and to solicit proxies or consents in favor thereof. After the First Fall-Away Event and until the occurrence of the Second Fall-Away Event, at any annual meeting of the Company’s shareholders at which the term of a Shareholder Designee shall expire, the Shareholder shall have the right to nominate to the Board one (1) Shareholder Designee as a member of the Board and the Company agrees, to the fullest extent permitted by applicable Law, to include such Shareholder Designee in the slate of nominees recommended by the Board for election at such annual meeting of the Company’s shareholders and to nominate and recommend such Shareholder Designee to be elected as a director, and to solicit proxies or consents in favor thereof. After the Complete Fall-Away Event, the Shareholder shall cease to have any rights under this Agreement to nominate any Shareholder Designees as members of the Board, or to designate any Shareholder Observer, and the Company shall not be required to include any such Shareholder Designee in the slate of nominees recommended by the Board for election at any meeting of shareholders and all rights of the Shareholder under this Section 4 shall terminate.

(e)       For so long as the Shareholder Parties maintain any rights to nominate any Shareholder Designee as a member of the Board or designate any Shareholder Observer under this Section 4, such rights shall only be exercisable by the Shareholder on behalf of all Shareholder Parties. Such Shareholder’s rights under this Section 4 may not be assigned without the prior written consent of the Company, in whole or in part, by operation of Law or otherwise, and any such assignment shall be null and void, other than pursuant to a transfer by all Shareholder Parties of all their Lock-Up Shares to a single Permitted Transferee, in which case such Permitted Transferee shall be entitled to exercise such rights.

4.2.       Committees. Immediately following execution of this Agreement, the Board and all applicable committees of the Board shall take all necessary actions to promptly appoint (i) the First Shareholder Designee to the committee of the Board set forth opposite their name on Schedule B attached hereto and (ii) the Shareholder Observer as an observer to the committee of the Board set forth opposite their name on Schedule B attached hereto. Thereafter, the Board and all applicable committees of the Board shall give the Shareholder Designees and the Shareholder Observer the same due consideration for membership on each committee of the Board, including any new committee(s) and subcommittee(s) that may be established, as any director and shall ensure that the Shareholder Designees and the Shareholder Observer receive the same treatment with respect to the committees on which they serve as other directors, in each case, taking into account adjustment of committee membership as determined by the Board consistent with the Board’s past practice. The Company shall cause (x) the Shareholder Observer and any Shareholder Designee to receive committee materials in the same manner as any other director of the Company, (y) the First Shareholder Designee to receive notice of, and be invited to, any meeting of the Executive Committee of the Board and (z) the Shareholder Observer and any Shareholder Designee to receive notice of, and be invited to, any meetings of any other committees of the Board of which such Shareholder Designee is not a member, or the Shareholder Observer is not an observer, to the extent any other directors who are not members or observers of those committees receive notice of, or are invited to, such meetings.

4.3.       Vacancies; Removal. In the event that a Shareholder Designee shall cease to serve as a director of the Company for any reason, or the Shareholder Observer shall cease to serve as an observer of the Board of Directors of the Company for any reason, the Shareholder shall be entitled to designate a replacement that is reasonably acceptable to the Company (determined in the same manner as any other potential new director candidate) as such person’s successor, and provided that such person also meets the qualifications required for service as a director as set forth in the Charter, the Bylaws, Board committee charters, Corporate Governance Guidelines and any similar documents applicable to directors, and the remaining directors and the Company shall, to the fullest extent permitted by applicable Law, take all actions necessary at any time and from time to time to cause the vacancy created thereby to be filled by such new Shareholder Designee or Shareholder Observer (as the case may be) as soon as possible. Upon a new Shareholder Designee’s appointment to the Board, or a new Shareholder Observer’s appointment as an observer, the Board and all applicable committees shall appoint such Shareholder Designee or Shareholder Observer as a member or observer, as applicable, to any applicable committee of the Board of which the preceding Shareholder Designee or Shareholder Observer was a member or observer immediately prior to such Shareholder Designee or Shareholder Observer ceasing to serve as such (or such other committees as are mutually agreed by the Shareholder and Company), subject to such successor having appropriate experience and qualifications for such applicable committee and otherwise satisfying the eligibility requirements for such committee. No Shareholder Designee or Shareholder Observer shall be removed from the Board by the Company without the prior written consent of the Shareholder, other than for “cause,” as set forth in the Restated Articles of Incorporation of the Company.

4.4.       Fall-Away.

(a)       Upon the occurrence of the First Fall-Away Event (i) the Shareholder shall cause the Shareholder Observer (or if there are two Shareholder Designees at such time (one Shareholder Designee)) to deliver to the Company a resignation letter, pursuant to which such person shall resign from the Board if so elected by the Company and (ii) such person shall be deemed to have resigned from the Board with immediate effect if so elected by the Company.

(b)       Upon the occurrence of the Second Fall-Away Event (i) any remaining Shareholder Designees and any Shareholder Observer shall be deemed to have resigned from the Board with immediate effect if so elected by the Company, and the Shareholder shall cease to have any rights under this Section 4 and (ii) the Shareholder shall cause such Shareholder Designees and Shareholder Observer (if any) to deliver to the Company a resignation letter, pursuant to which such Shareholder Designee and Shareholder Observer (if any) shall resign from the Board if so elected by the Company.

(c)       Upon the occurrence of the Complete Fall-Away Event (i) all Shareholder Designees and the Shareholder Observer (if any) shall be deemed to have resigned from the Board with immediate effect if so elected by the Company, and the Shareholder shall cease to have any rights under this Section 4 and (ii) the Shareholder shall cause such Shareholder Designees and Shareholder Observer (if any) to deliver to the Company a resignation letter, pursuant to which such Shareholder Designees and Shareholder Observer (if any) shall resign from the Board if so elected by the Company.

4.5.       Indemnification; Exculpation; Directors and Officers Insurance; Fees and Expenses. The Company shall add each Shareholder Designee as a beneficiary to the Company’s directors’ and officers’ liability insurance policy effective from the date each Shareholder Designee is appointed and shall provide all other contractual, insurance and other director liability indemnification or exculpation coverages and rights provided to other members of the Board. The Company shall enter into an indemnification agreement with each Shareholder Designee that is on the same form as the indemnification agreements it has entered into with other members of the Board. Each Shareholder Designee shall be entitled to reimbursement of expenses incurred in such capacity on the same basis as the Company provides such reimbursement to the other members of its Board.

4.6.       Conditions. As a condition to the appointment of any Shareholder Observer or Shareholder Designee, as applicable (and nomination for election as a director of the Company pursuant to this Section 4 in the case of a Shareholder Designee), the Shareholder agrees and acknowledges that the Company will require:

(a)       any such Shareholder Designee to provide to the Company all information reasonably requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and representatives in a proxy statement or other filing in accordance with applicable Law or any stock exchange rules or listing standards;

(b)       any such Shareholder Observer or Shareholder Designee to provide to the Company all information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations;

(c)       any such Shareholder Observer or Shareholder Designee to provide to the Company an undertaking in writing by such Shareholder Observer or Shareholder Designee to agree to recuse himself or herself from any deliberations or discussions of the Board regarding post-closing matters to the extent relating to the Securities Sale Agreement, the other Transaction Documents (as defined in the Securities Sale Agreement) and the transactions contemplated thereby or hereby and any matter related thereto; and

(d)       any such Shareholder Observer to provide to the Company an executed letter agreement containing an undertaking to abide by confidentiality and other obligations in connection with their role as an observer to the Board to ensure consistency with the Company’s confidentiality, insider trading and other policies and procedures generally applicable to directors.

Section 5.    Standstill.

Each of the Shareholder and Parent agrees that until the earlier of (i) fifteen (15) months following the first day on which (x) no Shareholder Designee serves on the Board and (y) the Shareholder has irrevocably waived its right, or no longer has any right, to nominate the Shareholder Designees to the Board under Section 4, and (ii) the time at which the Shareholder Parties collectively hold less than 5,326,525 shares of Common Stock (adjusted for any stock split or similar event), without the prior written approval of the Board, the Shareholder and Parent will not, directly or indirectly, and will each cause their respective controlled Affiliates (including any other Shareholder Parties) solely to the extent such Person is acting at the direction of or on behalf of the Shareholder or Parent (as applicable), not to:

(a)       acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire, by purchase or otherwise, any equity securities or direct or indirect rights to acquire any equity securities of the Company, any securities convertible into or exchangeable for any such equity securities, any options or other derivative securities (solely to the extent that, after giving effect to such acquisition, the Shareholder and its Affiliates would beneficially own, in the aggregate, more than 12,783,660 shares of Common Stock (adjusted for any stock split or similar event) (which calculation shall, for the avoidance of doubt, include the notional or other number of shares of Common Stock specified in the documentation for any Contract to which the Shareholder or any of the other Shareholder Parties is a party that is designed to produce economic benefits and risks to the Shareholder or any of the Shareholder Parties that correspond substantially to the ownership by the Shareholder Parties of shares of Common Stock));

(b)       make or in any way knowingly encourage or participate in any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or knowingly seek to advise or influence any Person with respect to the voting of, any voting securities of the Company or any of its Subsidiaries, or call or seek to call a meeting of the Company’s shareholders or initiate any shareholder proposal for action by the Company’s shareholders, or seek election to or to place a representative on the Board or seek the removal of any director from the Board;

(c)       make any public announcement with respect to, or publicly offer, seek, propose or indicate an interest in (in each case with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of a material portion of the assets, properties or securities of the Company or any Subsidiary of the Company, or any other extraordinary transaction involving the Company or any Subsidiary of the Company or any of their respective securities, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person (excluding, for the avoidance of doubt, any Shareholder Parties) regarding any of the foregoing;

(d)       otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, Board or policies of the Company or any of its Subsidiaries;

(e)       make any public proposal or publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing prohibited actions;

(f)       advise or knowingly assist, knowingly encourage or direct any Person to do, or to advise, assist, knowingly encourage or direct any other Person to do, any of the foregoing prohibited actions;

(g)       take any action that would require the Company to make a public announcement under applicable Law regarding the possibility of a transaction or any of the events described in or actions prohibited by this Section 5;

(h)       deposit any Common Stock and any other securities of the Company entitled to vote at any general meeting of the Company in a voting trust or similar Contract (unless such securities remain subject to the restrictions set forth in this Agreement) or subject any such securities to any voting agreement, pooling arrangement or similar arrangement or Contract, or grant any proxy with respect to any such voting securities;

(i)       enter into any agreements, arrangements or understandings with any third party (including security holders of the Company, but excluding, for the avoidance of doubt, any Shareholder Parties) with respect to any of the foregoing prohibited actions, including forming, joining or in any way participating in a Group with any third party in connection with any of the foregoing prohibited actions;

(j)       publicly request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 5; or

(k)       contest the validity of this Section 5 or make, initiate, take or participate in any demand, Action (legal or otherwise) or proposal to amend, waive or terminate any provision of this Section 5;

provided, however, that nothing in this Section 5 or elsewhere in this Agreement will limit Parent or the Shareholder Parties’ ability, as applicable, to (A) vote, Transfer (subject to Section 2.1) or otherwise exercise rights hereunder or under their Common Stock, (B) designate a Shareholder Designee or Shareholder Observer and the ability of any Shareholder Designee to deliberate, vote or otherwise exercise his or her legal duties or otherwise act in his or her capacity as a member of the Board, (C) privately make and submit to the Company and/or the Board any proposal that is intended by Parent or the Shareholder Parties (as applicable) to be made and submitted on a non-publicly disclosed or announced basis (and would not reasonably be expected to require public disclosure by any Person), (D) privately communicate with the Company and/or Board regarding any matter, including with respect to any Designated Shareholder Voting Matter (that would not reasonably be expected to require public disclosure by any Person), (E) make any disclosure required under Section 13(d) of the Securities Exchange Act or any other applicable Law, or (F) comply with applicable Law.

The provisions of Section 5 shall be inoperative and of no force or effect from and after the date on which: (a) any Person or Group that is not an Affiliate of the Company shall have acquired or entered into a binding definitive agreement that has been approved by the Board (or any duly constituted committee thereof composed entirely of independent directors) to acquire more than fifty percent (50%) of the outstanding voting stock or equity securities of the Company or the voting power to elect a majority of the Board or assets of the Company or its subsidiaries representing more than fifty percent (50%) of the consolidated assets of the Company and its subsidiaries, taken as a whole, or any other Merger Transaction or Sale Transaction or (b) the Company becomes subject to any voluntary or involuntary reorganization or restructuring process relating to bankruptcy, insolvency or protection of creditors generally.

Section 6.   Miscellaneous Provisions.

6.1.       Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)       This Agreement and all matters, claims or Actions (whether at Law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of North Carolina applicable to contracts executed in and to be performed entirely within that State, regardless of the Laws that might otherwise govern under any applicable conflict of Laws principles.

(b)       All Actions arising out of or relating to this Agreement shall be heard and determined in any state or federal court within the State of North Carolina and the Parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 6.1 shall not constitute general consents to service of process in the State of North Carolina and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties. Each Party hereto agrees that service of process upon such Party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 6.4. The Parties agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(c)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.1(c).

6.2.       Amendment. No provision of this Agreement may be amended, supplemented or modified except by a written instrument signed by the Shareholder and the Company, and any such amendment, supplement or modification shall be binding on all of the Shareholder Parties. No provision of this Agreement may be waived except by a written instrument signed by (i) the Company, in the event the waiver is to be effective against the Company or (ii) the Shareholder, in the event the waiver is to be effective against the Shareholder and the other Shareholder Parties, and any such waiver shall be binding on all of the Shareholder Parties.

6.3.       Termination. This Agreement will be effective as of the date hereof and shall automatically terminate upon the occurrence of the earlier of (i) the Second Fall-Away Event and (ii) the Complete Fall-Away Event. If this Agreement is terminated pursuant to this Section 6.3, this Agreement shall become void and of no further force and effect, except (a) for the provisions of Section 5 (to the extent contemplated by such section) and this Section 6, which shall survive such termination in accordance with their terms and (b) such termination shall not relieve any Party from any liability for the breach of any obligations set forth in this Agreement prior to such termination.

6.4.       Notices. All notices, requests and other communications to any Party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses:

(a)       If to the Company, to it at:

Martin Marietta Materials, Inc.

4123 Parklake Avenue

Raleigh, North Carolina 27612

Attn: Michael J. Petro, SVP and Chief Financial Officer;

George Schoen, EVP, GC & Corporate Secretary

Email: [redacted]; [redacted]

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, NY 10001

Attn: Robert I. Townsend, Esq., Matthew G. Jones, Esq. and Maria N. Ricaurte, Esq.

Email: [redacted]; [redacted]; [redacted]

(b)       If to the Shareholder or the Parent, to it at:

LNA Holding SRL

28, rue Charles Dubois

1342 Ottignies-Louvain-la-Neuve, Belgium

Attn: Frederic Meessen

Email: [redacted]

and

Financière de Gestions Internationales

Rue Robert Stümper 7 L–2557

Luxembourg, Grand Duchy of Luxembourg

Attn: Philippe Vauthier

Email: [redacted]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

45 rue Saint Dominique, 75007 Paris, France

Attn: Pierre-Louis Cléro

Email: [redacted]

or such other address or email address as such Party may hereafter specify by like notice to the other Party. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

6.5.       Specific Performance.

The Parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 6.1 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither the Company nor the Shareholder would have entered into this Agreement. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at Law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.5 shall not be required to provide any bond or other security in connection with any such order or injunction.

6.6.       Treatment of Certain Transfers.

Any Transfer or attempted Transfer in breach of this Agreement shall be void ab initio and of no effect. In connection with any attempted Transfer in breach of this Agreement, the Company may hold and refuse to transfer any Lock-Up Shares or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it and/or the Shareholder or any other Shareholder Party.

6.7.       Counterparts.

This Agreement may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties (including by electronic signature) and delivered to the other Party (including electronically, e.g., in PDF format).

6.8.       Severability.

If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law.

6.9.       Further Efforts.

Each party hereto shall do and perform or cause to be done and performed, without further consideration, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as the other Party may reasonably request in order to carry out the provisions of this Agreement and to consummate the transactions contemplated hereby. Each party hereto further agrees to take the actions set forth on Schedule C.

6.10.       Extension of Time, Waiver, Etc.

The Parties may, subject to applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other Party or (b) waive compliance by the other Party with any of the agreements contained herein applicable to such Party or, except as otherwise provided herein, waive any of such Party’s conditions. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

6.11.       Entire Agreement; No Third-Party Beneficiaries.

This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the Parties and their Affiliates, or any of them, with respect to the subject matter hereof. No provision of this Agreement shall confer upon any Person other than the Parties and their permitted assigns any rights or remedies hereunder.

6.12.       No Partnership Status.

Nothing in this Agreement and no actions taken by the Parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the Parties or constitute any Party the agent of any other Party for any purpose.

6.13.       Binding Effect.

This Agreement shall be binding upon the Company, the Shareholder and permitted successors and assigns of the foregoing.

6.14.       Further Acknowledgements.

The Shareholder acknowledges and agrees that the restrictions on transfer set forth in this Agreement are reasonable and have been imposed to accomplish legitimate corporate objectives and may adversely affect the proceeds received by the Shareholder or any other Shareholder Party in any sale, transfer or liquidation of any Lock-Up Shares, and as a result of such restrictions on transfer and ownership, it may not be possible for the Shareholder or any other Shareholder Party to liquidate all or any part of their interest in Lock-Up Shares at the time of their choosing, in exigent circumstances or otherwise. The Shareholder further acknowledges and agrees that the Company and its Affiliates shall have no liability whatsoever to the Shareholder or any other Shareholder Party arising from, relating to or in connection with the restrictions on transfer of Lock-Up Shares or any interest therein as set forth in this Agreement, except to the extent the Company fails to comply with its obligations to the Shareholder pursuant to this Agreement.

6.15.       Interpretation.

(a)       When a reference is made in this Agreement to an Article, a Section, Annex, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. In the event that the Common Stock is listed on a national securities exchange other than the NYSE, all references herein to the NYSE shall be deemed to be references to such other national securities exchange. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

(b)       The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

6.16.       Assignment.

Except as expressly set forth herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.

[Remainder of page intentionally left blank]

This Agreement is executed by the Company, the Shareholder and Parent to be effective as of the date first above written.

COMPANY

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ George F. Schoen
	Name:	George F. Schoen
	Title:	Executive Vice President, General
Counsel and Corporate Secretary

Signature Page to Shareholders Agreement

SHAREHOLDER

LNA HOLDING SRL

By:	/s/ Frédéric Meessen
	Name:	Frédéric Meessen
	Title:	Authorized Signatory

Signature Page to Shareholders Agreement

PARENT
solely for the purposes of Section 5

FINANCIÈRE DE GESTIONS INTERNATIONALES

By:	/s/ Baron Berghmans
	Name:	Baron Berghmans
	Title:	Chairman

Signature Page to Shareholders Agreement

Schedule A

Prohibited Transferees

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Schedule B

Shareholder Designees and Initial Committee Membership

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Schedule C

Additional Actions

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]